UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 26, 2014

GLOBAL HEALTHCARE REIT, INC.

 (Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       3050 Peachtree Road NW, Suite 355, Atlanta GA  30305

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (404) 549-4293

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	ACQUISITION OF ASSETS

Effective September 30, 2014, the Company used the proceeds of the Note offering described in Item 3.02 below to complete the purchase of the Meadowview Healthcare Center located in Seville, Ohio (“Meadowview”).  The facility is licensed for 100 skilled nursing beds, is 27,500 square feet and located on five acres of land. Seville, Ohio is located approximately 25 miles west of Akron, Ohio and 40 miles south of Cleveland, Ohio in an area with attractive population growth in the 65 to 74 year age bracket. The total purchase price for Meadowview was $3.0 million, which was paid with the proceeds of the Note Offering. Meadowview was acquired through High Street Nursing, LLC, a wholly-owned subsidiary of the Company formed for the sole purpose of completing the purchase.

Meadowview is operated under a triple-net operating lease to a regional professional skilled nursing home operator.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Global Healthcare REIT, Inc. (the “Company”), completed on September 26, 2014.

The Company completed a private offering of its 6.5% Senior Secured Convertible Promissory Notes (the “Notes”) on September 26, 2014 (the “Offering”). The Notes accrue interest at the rate of 6.5% per annum, payable quarterly, and mature on the third anniversary of the date of issue. The Notes can be called for redemption at the option of the Company at any time (i) after September 15, 2015 but prior to September 15, 2016 at an early redemption price equal to 103% of the face amount of the Notes, plus accrued and unpaid interest, or (ii) any time after September 15, 2016 but prior to September 15, 2017 at an early redemption price equal to 102% of the face amount of the Notes, plus accrued and unpaid interest..  Each Note is convertible at the option of the holder into shares of common stock of the Company at a conversion price of $1.37 per share. The Notes will automatically convert into common stock at the conversion price in the event (i) there exists a public market for the Company’s common stock, (ii) the closing price of the common stock in the principal trading market has been $2.00 per share or higher for the preceding ten (10) trading days, and (iii) either (A) there is an effective registration statement registering for resale under the Securities Act of 1933, as amended the conversion shares or (B) the conversion shares are eligible to be resold by non-affiliates of the Company without restriction under Rule 144 under the Securities Act.

The Notes are secured by a senior mortgage on the Meadowview Healthcare Center located in Seville, Ohio.

1.

a.

On September 26, 2014, the Company completed the Offering, having sold an aggregate of $3,200,000 6.5% Senior Secured Convertible Promissory Notes for gross proceeds of $3,200,000 before deducting placement agent fees of $96,000.

b.

The Notes were acquired by twenty-nine (29) investors, each of whom qualified as an

“accredited investor” within the meaning of Rule 501(c) of Regulation D.  No “Covered Person” was a “Bad Actor” within the meaning of Rule 506(d) of Regulation D.   The underlying Common Stock sold in the Offering is “restricted securities” under the Securities Act of 1933, as amended and the certificate evidencing same bears the Company’s customary restrictive legend.

c.

The Company paid a Placement Agent fee in the amount of $96,000 resulting in net proceeds to the Company of $3,104,000.   In addition, the Company granted to the Placement Agent Warrants equal to 5% of the number of shares of common stock underlying the Notes sold in the Offering, exercisable for five years at an exercise price of $1.37 per share of Common Stock.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that each accredited investor obtained all information regarding the Company that was requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

See paragraph 1(a) above

f.

The net proceeds to the Company from the sale of Securities, after deducting the commission and expenses of the Offering, were $3,104,000. The Company used the net proceeds to acquire Meadowview Healthcare Center (“Meadowview”) located in Seville, Ohio.

ITEM 7.01	REGULATION FD DISCLOSURE
ITEM 8.01	OTHER EVENTS

On October 1, 2014, Global Healthcare REIT, Inc., a Utah corporation (the “Company”) announced that effective September 26, 2014,  it completed a private offering of 6.5% Senior Secured Convertible Notes (the “Notes”), and with the proceeds of the offering closed upon the acquisition of its eleventh senior facility.  A copy of the press release is attached hereto.

ITEM 9.01

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)

Financial Statements

None.  The Company has determined that the acquisition of the interests in the properties did not constitute the purchase of a “business” within the meaning of Rule 11-01(d) of Regulation S-X.

If the Company determines that financial statements of the operating lessees are required under the guidance of Financial Reporting Manual 2340,  such financial statements will be filed within 75 days of September 30, 2014 pursuant to Item 9.01(a)(4) of Form 8-K.

(b)

Pro Forma Financial Information

Pursuant to the provisions of Item 9.01(b)(2) of Form 8-K,  pro forma financial information giving effect to the purchase of the real property and improvements will be filed within 75 days of September 30, 2014.

(c)

Exhibits

10.1	Purchase Agreement dated July 22, 2014 between 83 High Street, LLC and High Street Nursing, LLC
99.2	Press Release dated October 1, 2014.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: October 2, 2014	/s/Christopher Brogdon Christopher Brogdon, President